Exhibit 5.1

DLA Piper US LLP The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 T 410.580.3000 F 410.580.3001 W www.dlapiper.com

January 10, 2007

RAIT FINANCIAL TRUST

1818 Market Street, 28th Floor

Philadelphia, Pennsylvania 19103

Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to RAIT Investment Trust, a Maryland real estate investment trust (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof, including the preliminary prospectus included therein (the “Prospectus”), for the offering by the Company from time to time over the next three years of any combination of (a) common shares of beneficial interest, $.01 par value per share, of the Company (the “Common Shares”), (b) preferred shares of beneficial interest, $.01 par value per share, of the Company (the “Preferred Shares”), and (c) warrants exercisable for Common Shares or Preferred Shares (the “Warrants” and, collectively with the Common Shares and the Preferred Shares, the “Securities”). This opinion is being provided at your request in connection with the filing of the Registration Statement.

The Registration Statement provides that the Securities may be offered from time to time in amounts, at prices, and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. The Declaration of Trust of the Company, as amended, corrected and supplemented to date (the “Declaration of Trust”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

2. The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by the Secretary of the Company;

RAIT FINANCIAL TRUST

January 10, 2007

3. Resolutions of the Board of Trustees of the Company (the “Board of Trustees”), relating to the filing of the Registration Statement and the registration, sale and issuance of the Securities (the “Trustees’ Resolutions”), certified as of the date hereof by the Secretary of the Company;

4. A certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and

5. A certificate executed by the Secretary of the Company, dated as of the date hereof.

As used herein, the phrase “known to us” is limited to the actual knowledge, without independent investigation, of the lawyers in this firm who have provided legal services to the Company in connection with the Registration Statement.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding.

4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5. The Common Shares and the Preferred Shares will not be issued or transferred in violation of any restriction or limitation contained in Article VII of the Declaration of Trust.

RAIT FINANCIAL TRUST

January 10, 2007

6. The issuance, sale, amount and terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Trustees (or where permitted, a committee thereof) (each, a “Board Action”) in accordance with the Declaration of Trust, the Bylaws, the Trustees Resolutions and applicable law, in each case so as not to result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or government or regulatory body having jurisdiction over the Company.

7. Prior to the issuance of any Common Shares or Preferred Shares, there will exist, under the Declaration of Trust, the requisite number of authorized but unissued Common Shares or Preferred Shares, as the case may be, and all actions necessary to the creation of any such Preferred Shares, whether by amendment to the Declaration of Trust or by classification or reclassification of existing shares of beneficial interest and the filing of Articles Supplementary, will have been taken.

8. Any Warrants will be issued under a legally valid and binding warrant agreement (each, a “Warrant Agreement”) that conforms to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement, and will comply with the Declaration of Trust, the Bylaws and applicable law.

9. The underwriting, subscription or purchase agreements for offerings of the Securities (each, an “Underwriting Agreement” and, collectively, the “Underwriting Agreements”) will be legally valid and binding contracts that conform to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement.

10. To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, the financial institution to be identified in such agreement (the “Financial Institution”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Financial Institution will be duly qualified to engage in the activities contemplated by such agreement; such agreement will have been duly authorized, executed and delivered by the Financial Institution and will constitute the legally valid and binding obligation of the Financial Institution enforceable against the Financial Institution in accordance with its terms; the Financial Institution will be in compliance, generally, with respect to acting under such agreement, with applicable laws and regulations; and the Financial Institution will have the requisite organizational and legal power and authority to perform its obligations under such agreement.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

RAIT FINANCIAL TRUST

January 10, 2007

1. Upon due authorization by Board Action of an issuance of Common Shares, and upon issuance and delivery of such Common Shares against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement, the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, or upon issuance and delivery of Common Shares pursuant to the conversion of one or more series of Securities convertible into Common Shares, such Common Shares will be duly authorized, validly issued, fully paid and non-assessable.

2. When a series of Preferred Shares (and securities of any class or series into which any Preferred Shares may be convertible) has been duly authorized and established in accordance with the applicable Board Action, the terms of the Declaration of Trust and the Bylaws and applicable law and, upon issuance and delivery of shares of such series of Preferred Shares against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement, the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement or, upon issuance and delivery of shares of such series of Preferred Shares pursuant to the conversion of one or more series of Securities convertible into shares of such series of Preferred Shares, such Preferred Shares will be duly authorized, validly issued, fully paid and non-assessable.

3. Upon due authorization by Board Action of an issuance of Warrants, and upon issuance and delivery of certificates for such Warrants against payment therefor in accordance with the terms and provisions of such Board Action, the Warrants and the applicable Warrant Agreement, the Registration Statement, the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, such Warrants will be duly authorized and valid and binding obligations of the Company, subject to applicable bankruptcy and insolvency laws and the application of general principles of equity.

The opinion stated herein relating to the validity and binding nature of any obligations of the Company is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally, and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

RAIT FINANCIAL TRUST

January 10, 2007

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein under the heading “Legal Opinions”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ DLA Piper US LLP